Exhibit 10.10 (f)

AMENDMENT No. 4 TO THE
CHARTER COMMUNICATIONS
OPTION PLAN

     This Amendment to the Charter Communications Option Plan as amended through the date hereof (the “Plan”), is effective as of January 27, 2003.

1.     Article 6 of the Plan is hereby amended by adding the following section after Section 6.11:

Section 6.12 Option Repricing. Notwithstanding anything contained in the Plan to the contrary, the Administrator may, in its sole discretion, approve an Option repricing. For the purposes of the preceding sentence, an “Option repricing” shall include reducing the Exercise Price of any outstanding Option, permitting the cancellation, forfeiture or tender of outstanding Options in exchange for other equity awards or for new Options with a lower Exercise Price, by any other method repricing or replacing any outstanding Option, or taking any other action deemed to be a “repricing” under the rules of the national securities exchange or other market on which the shares of common stock of the Public Company are listed or admitted to trading.

The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.